Exhibit (3)(b)


Warrant No. 00197


                        GENERAL ENVIRONMENTAL CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

     This is to certify that, For Value Received, Rainer Eickhoff Mettelweg 31 C, Hamburg, Germany, or registered assigns ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from General Environmental Corporation, a Delaware corporation (the "Company"), commencing as of the 20th day of December the date of this Warrant for a period thereafter set forth in this Warrant, 1,333,334 shares of Common Stock of the Company ("Common Stock"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid per share of Common Stock may be adjusted from time to time as herein after set forth. The shares of Common Stock delivered or deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the excerise price of a share of Common Stock in effect at any time as is adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

     (a) EXERCISE OF WARRANT. Subject to the provisions hereof, the Holder is entitled to purchase an aggregate of 1,333,334 shares of Common Stock at an exercise price equal to $.75 per share commencing 20 December, 1997, and continuing for a period of 60 months thereafter (the Exercise Period") to and including 20 December, 2002, the (" Expiration Date"). Any Warrants remaining unexercised following expiration of the Excercise Period shall be void and of no further effect. The Warrants shall be exercisable by presentation and surrender thereof to the Company with the Form of the Election annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in that form, together with all applicable taxes , if any. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant to the Company, in proper form for exercise, together with payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times, there shall be reserved for issuance/ or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required upon exercise of this Warrant.

     (c) ASSIGNMENT OR LOSS OF WARRANT. Except as restricted by law or as otherwise, this Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, with the Form of Assignment annexed hereto duly executed, to the Company or at the office of its Stock transfer agent, if any, accompanied by payment of all transfer taxes, if any, payable in connection herewith: whereupon the Company shall, without charge, execute and deliver an new Warrant in the name of the assignee named in such instrument or assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new

          Warrant of like tenor and date. Any such new Warrant executed and delivered shall be the legal, valid and binding obligation of the Company.

     (d) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (e) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding and unexercised (I) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale lease or transfer of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, the Company shall cause to be delivered to the Holder, a notice containing a brief description of the proposed action and stating the date on which a record is to be taken for the purpose of ;such action is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action.

     (f) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale or conveyance to another corporation or the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property that would have been received by such Holder if ;he had owned the number of share purchasable upon exercise of this Warrant at the time of ;such action. Any such provision shall include provision for adjustments provided for in this Warrant.

     (g) SPECIAL CALL AND TERMINATION OF WARRANT. In the event the Common Stock of the Company shall trade at a price of $2.00 per share at the bid for a period of 10 consecutive days the Company may provide the Holder of this Warrant with a 30 day notice of call. At the end of such 30 day call this Warrant or the unexcerised part thereof shall be null and void and have no further effect.

     (h)  TRANSFER TO COMPLY WITH THE 1933 ACT.

          1. This Warrant or the Warrant Stock or any other security issued or issuable upon the exercise of this Warrant, unless registered, may not be sold, transferred or otherwise disposed of except to a person who , in the opinion of counsel for the Company, is a person to whom this Warrant or such Warrant stock may legally be transferred pursuant to Section ( c ) hereof without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of ;this Section (h) with respect to any resale or other disposition of such securities.

          2. The Company may cause the following legend to be set forth on each certificate representing Warrant stock or any other security issued or issuable upon exercise of this Warrant not therefore registered for distribution to the public, unless counsel for the Company is of the opinion as to any such legend is unnecessary:

     THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  MAY NOT BE OFFERED  FOR
RESALE, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE"ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     (i) APPLICABLE LAW. This Warrant shall be governed by the laws of the State of Delaware.

     (j) EFFECTIVE DATE. This Warrant shall be effective as of the 20th day of December, 1997.


                                  GENERAL ENVIRONMENTAL CORPORATION


                                  By: ____________________________________
                                      W. Edward Nichols, President


ATTEST:


____________________________________
Herbert T. Sears, Secretary

                        GENERAL ENVIRONMENTAL CORPORATION
                                FORM OF ELECTION

(To be executed by the Registered Holder if he desires to exercise Warrants evidenced by the within Warrant Certificate)

GENERAL ENVIRONMENTAL CORPORATION

The undersigned hereby elects to exercise __________________ Warrants, evidenced by the within Warrant Certificate for , and to purchase thereunder _________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $______________ and any applicable taxes.

The undersigned requests that the certificates for such shares be issued in the name of :

__________________________________

__________________________________

__________________________________

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER ___________________________________

Dated: ___________________________ Signature ___________________________________

NOTICE

     THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERARION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, OR IF SIGNED BY ANY OTHER PERSON THE FORM OF ASSIGNMENT HEREON MUST BE DULY EXECUTED AND IF THE CERTIFICATE REPRESENTING THE SHARES OF ANY WARRANT CERTIFICATE REPRESENTING WARRANTS NOT EXERCISED IS TO BE REGISTERED IN A NAME OTHER THAN THAT IN WHICH THE WITHIN WARRANT CERTIFICATE IS REGISTERED, THE SIGNATURE OF THE HOLDER HEREOF MUST BE GUARANTEED.

SIGNATURE GUARANTEED: ___________________________________

SIGNATURES MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE,OR AMERICAN STOCK EXCHANGE .

                        GENERAL ENVIRONMENTAL CORPORATION
                               FORM OF ASSIGNMENT

(To be executed by the Registered Holder if he desires to assign Warrants evidenced by the within Warrant Certificate)

FOR VALUE RECEIVED,______________________________ hereby sells, assigns and transfers unto _______________________________________ , (#)
_____________________ Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocable constitute and appoint ______________________ Attorney to transfer the said Warrant evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated __________________


___________________________________
Signature

___________________________________
(Please print name)

NOTICE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature Guaranteed: ___________________________________

SIGNATURES MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE,OR AMERICAN STOCK EXCHANGE.